Exhibit 99.1

AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301

NEWS RELEASE

FOR RELEASE: OCTOBER 11, 2013	CONTACT:	Dale C. Davies
	PHONE:	636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. APPOINTS

JEFF HOLLISTER PRESIDENT AND INTERIM CEO

ST. CHARLES, MO (October 11, 2013) – American Railcar Industries, Inc. (NASDAQ: ARII) (“ARI” or the “Company”) announced today that James Cowan, its President and Chief Executive Officer, has resigned in order to pursue other interests. The Board of Directors has appointed Jeffrey S. Hollister as President and Interim Chief Executive Officer of the Company. Mr. Hollister has over 23 years of experience in operations and financial management. Mr. Hollister has been with ARI since 2005 and has served in various senior financial and operations roles. Most recently, Mr. Hollister has overseen the Company’s railcar manufacturing group, which includes the Marmaduke and Paragould railcar assembly plants, as well as component/sub-assembly plants.

Carl C. Icahn, Chairman of the Board, stated: “On behalf of the Board of Directors, I wish to thank Jim for his years of service at ARI and I wish him the best of luck in the future. The Board is also looking forward to working with Jeff as President and Interim CEO. Jeff has been with the Company since the IPO and has proven himself to be a valuable member of the ARI team with the knowledge and experience to lead the Company.”

Mr. Cowan commented: “I have been with ARI for almost eight years and am very proud of the Company’s many achievements. I have enjoyed working with Carl, the Board and all the members of the ARI team. I wish Jeff and the other members of the ARI team the best of luck going forward.”

About American Railcar Industries, Inc.

ARI is a leading North American designer and manufacturer of hopper and tank railcars. ARI and its subsidiaries lease railcars manufactured by the Company to certain markets. In addition, ARI repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. More information about American Railcar Industries, Inc. is available on its website at www.americanrailcar.com.

Forward Looking Statement Disclaimer

This press release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding leadership roles and capability, and the Company’s strategic objectives and long-term strategies. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by the Company’s forward-looking statements. Potential risks and uncertainties include, among other things: the ability to successfully manage the day-to-day aspects of the Company’s business, including the ability of the Company to successfully attract, motivate and retain executive officers and key employees, both individually and as a group; basing financial or other information on judgments or estimates based on future performance or events; the impact of an economic downturn, adverse market conditions and restricted credit markets; ARI’s reliance upon a small number of customers that represent a large percentage of revenues and backlog; the health of and prospects for the overall railcar industry; prospects in light of the cyclical nature of the railcar manufacturing business; the highly competitive nature of the railcar manufacturing industry; the conversion of ARI’s railcar backlog into revenues; anticipated trends relating to shipments, leasing, railcar services, revenues, financial condition or results of operations; the Company’s ability to manage overhead and variations in production rates; fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials that ARI uses in railcar manufacturing; the risk of being unable to market or remarket railcars for sale or lease at favorable prices or on favorable terms or at all; the ongoing benefits and risks related to the Company’s relationship with Mr. Carl Icahn (the chairman of the Company’s board of directors and, through his holdings of Icahn Enterprises L.P., the Company’s principal beneficial stockholder) and certain of his affiliates; the anticipated production schedules for our products and the anticipated financing needs, construction and production schedules of our joint ventures; the risks, impact and anticipated benefits associated with potential joint ventures, acquisitions or new business endeavors; the risks associated with international operations and joint ventures; the implementation, integration with other systems or ongoing management of the Company’s new enterprise resource planning system; the risk of the lack of acceptance of new railcar offerings by ARI’s customers and the risk of initial production costs for the Company’s new railcar offerings being significantly higher than expected; the sufficiency of the Company’s liquidity and capital resources; compliance with covenants contained in the Company’s financing arrangements; the impact and costs and expenses of any litigation ARI may be subject to now or in the future; and the additional risk factors described in ARI’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.